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                                                                  EXHIBIT (a)(4)


                              WOLVERINE TUBE, INC.

                             CONFIRMATION OF RECEIPT
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         This message confirms that we have received your Election to Exchange
Eligible Options (the "Election Form").

         As stated in the Offer to Exchange and the Election Form, unless you validly withdraw your election before 5:00 p.m. Central Time on September 21, 2001, we will cancel all options that you have properly elected to exchange on or about September 26, 2001 (subject to our right to extend, amend or terminate the offer). We intend to grant replacement options on or about April 2, 2002, subject to your continued employment or service status and other terms of the offer.

         If you have any questions, or if you did not intend to submit this Election Form, please contact me at (256) 580-3969 or johnsont@wlv.com.

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         REMINDER: YOU CANNOT CHANGE OR WITHDRAW YOUR ELECTION TO CANCEL
        YOUR OPTIONS AFTER 5:00 P.M. CENTRAL TIME ON SEPTEMBER 21, 2001.

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                               Thank you,


                               Thomas Johnson
                               Director of Investor Relations and Communications